EXHIBIT 23.1

Consent of Independent Auditors

We hereby consent to the inclusion in this Form 8-K/A of our report dated May 3, 2012, relating to the consolidated financial statements of Fastener Distribution and Marketing Company, Inc. and Subsidiaries as of and for the years ended June 30, 2011 and 2010.

/s/ ParenteBeard LLC

Reading, PA

August 2, 2012